UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011 rue21, inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania	15086 (Zip Code)
(Address of principal executive offices)
(724) 776-9780
(Registrant’s telephone number including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of rue21, inc., (the “Company”) held on June 10, 2011, the Company’s stockholders elected the Company’s nominee for a Class II director for a three-year term expiring in 2014, ratified the appointment of Ernst & Young, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012, approved, on a non-binding basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the Annual Meeting (“Say on Pay”), and approved, on a non-binding basis, the Board’s recommendation that Say on Pay votes be held on an annual basis.
The final results of the voting were as follows:

			Broker Non-
	For	Withheld	Votes
Election of Director	21,871,999	1,488,753	475,048
Alex Pellegrini

				Broker Non-
	For	Against	Abstentions	Votes
Ratification of the Appointment of Independent Registered Public Accounting Firm	23,811,744	24,056	0	—
Approval of Compensation Paid To Named Executive Officers (“Say on Pay”)	21,050,259	2,307,168	3,325	475,048

					Broker Non-
	Every 1 Yr.	Every 2 Yrs.	Every 3 Yrs.	Abstain	Votes
Frequency of Say on Pay Votes	21,740,775	995	1,617,862	1,120	475,048
Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future Say on Pay votes, the Company has adopted a policy to hold Say on Pay votes annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.
By:	/s/ Stacy Siegal
Stacy Siegal
Vice President and General Counsel

June 15, 2011